As filed with the Securities and Exchange Commission on September 17, 1996.
                                               Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.   20549
                                __________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933
                                __________
                      SUPERIOR ENERGY SERVICES, INC.
          (Exact name of Registrant as specified in its charter)
          Delaware                                           75-2379388
(State or other jurisdiction                              (I.R.S. Employer
      of incorporation)                               Identification Number)
                            1503 Engineers Road
                       Belle Chasse, Louisiana 70037
                     (Address, including zip code, of
                 Registrant's principal executive offices)
         Superior Energy Services, Inc. 1995 Stock Incentive Plan
             Superior Energy Services, Inc. Directors' Options
                         (Full title of the Plan)
                                __________
                              Terence E. Hall
                    President, Chief Executive Officer
                         and Chairman of the Board
                      Superior Energy Services, Inc.
                            1503 Engineers Road
                       Belle Chasse, Louisiana 70037
                              (504) 393-7774
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                                 Copy to:
                            Margaret F. Murphy
       Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                          201 St. Charles Avenue
                     New Orleans, Louisiana 70170-5100



=======================================================================================
                        Amount       Proposed Maximum   Proposed Maximum  Amount of
  Title of Securities     to be        Offering Price     Aggregate      Registration
  to be registered    Registered<F1>      Per Share    Offering Price        Fee
_______________________________________________________________________________________
Common Stock ($.001
par value per share)  150,000 shares      $4.75          $  712,500        $245.69<F2>
                      150,000 shares      $2.53             379,500         130.86<F2>
                      351,500 shares      $2.56             899,840         310.29<F2>
                       35,000 shares      $2.50              87,500          30.17<F2>
                       63,500 shares      $2.56<F3>         162,560<F3>      56.06<F3>
                     _________                           ____________     _____________
                      750,000 shares                     $2,241,900        $773.07
=======================================================================================

<F1> Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
<F2> Computed in accordance with Rule 457, calculated based upon the price at which currently outstanding options granted under the Plan are exercisable.
<F3> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market on September 12, 1996.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Superior Energy Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996 filed pursuant to Section 13 of the 1934 Act.

         (c) The description of the Common Stock included in Item 1 of Amendment No. 2 to the Company's Registration Statement on Form 8-A dated November 13, 1995, incorporated by reference from the Company's S-4 Registration Statement on Form SB-2, Registration No. 33-94454.

         All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware, as amended ("GCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. The Company's By-Laws and Article Tenth of its Certificate of Incorporation provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities.

         Paragraph 7 of Section 102(b) of the GCL permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The GCL, however, provides that no such limitation of liability may effect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the fullest extent permitted by Paragraph 7 of 102(b) of the GCL.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

         23.1 Consent of KPMG Peat Marwick LLP

         23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).
__________

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on September 10, 1996.

                              SUPERIOR ENERGY SERVICES, INC.



                              /s/ Terence E. Hall
                              _______________________________________
                                  Terence E. Hall
                                  President and Chief Executive Officer


                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terence E. Hall and Robert Taylor, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                 Date


 /s/ Terence E. Hall   President, Chief Executive Officer September 10, 1996
______________________    and Chairman of the Board
     Terence E. Hall
(Principal Executive Officer)


  /s/ Robert Taylor         Chief Financial Officer       September 10, 1996
________________________
      Robert Taylor
(Principal Financial Officer)


/s/ James E. Ravannack            Director                 September 10, 1996
________________________
James E. Ravannack


/s/ Ernest J. Yancey, Jr.         Director                 September 10, 1996
_________________________
Ernest J. Yancey, Jr.


/s/ Kenneth C. Boothe             Director                  June 19, 1996
__________________________
  Kenneth C. Boothe


/s/ Bradford Small                Director                  June 18, 1996
___________________________
  Bradford Small


/s/ Richard J. Lazes              Director                  June 27, 1996
___________________________
 Richard J. Lazes


 /s/ Justin Sullivan              Director                 September 10, 1996
___________________________
   Justin Sullivan